Exhibit 99.1

GTY TECHNOLOGY HOLDINGS ANNOUNCES Q3 2019 RESULTS

(Austin, Texas, November 7, 2019) – GTY Technology Holdings Inc. (Nasdaq: GTYH) (“GTY”), a leading vertical SaaS/Cloud solution for the public sector, announced financial results for the quarter ended September 30, 2019.

Stephen Rohleder, Chairman and CEO stated, “We continue to make progress against our long-term goal of becoming the preeminent SaaS technology company serving the public sector. The market demand for Cloud and SaaS-based technology in the public sector continues to be robust. Our growth in the quarter while solid was not as strong as we would like; we have more work to do. We continue to make excellent progress on our strategic initiatives and I’m proud of what the team has accomplished in the quarter. I believe we are well positioned for growth in this exciting market.”

John Curran, CFO stated, “In my first three months with the company I have been very impressed with the quality of the team and how well the six business units work together. We have been able to invest in sales and marketing, while at the same time reduce our non-GAAP operating expenses from Q2 to Q3. Our ERP and CRM projects are on track and we expect they will be key enablers for future growth and operating leverage.”

Third Quarter 2019 Financial Highlights

•	Total GAAP revenues of $8.8 million for the third quarter of 2019, an increase of 15% compared to the third quarter of 2018.
•	Total non-GAAP revenues of $9.8 million for the third quarter of 2019, an increase of 28% compared to the third quarter of 2018.
•	Operating loss of $9.6 million compared to $5.0 million in the third quarter of 2018.
•	Non-GAAP operating loss of $4.6 million compared to $2.7 million in the third quarter of 2018.

Key Metrics and Recent Business Highlights

•	Added 72 new customers in the third quarter.
•	Added technology partnerships with Infor in July and Ellucian Technology in September.
•	Expanded our customer base through our addition to the Texas Department of Information Resources cooperative purchasing agreement.

As previously announced, the company will hold its quarterly earnings call today at 8:30 a.m. ET. Conference call details for participation on the call are listed below. A transcript will also be posted to the Investor Relations part of our website.

Conference ID: 8868286

Participant Toll Free Dial-In Number: (866) 211-4672

Participant International Dial-In Number: (647) 689-6739

The company plans to hold an investor meeting at the beginning of the new year where it will provide full year 2020 financial guidance.

About GTY Technology Holdings Inc.

GTY Technology Holdings Inc. (NASDAQ: GTYH) is a leading public sector SaaS company which offers a cloud-based suite of solutions for primarily North American state and local governments. For more information, please visit www.gtytechnology.com.  The following is a brief description of each of GTY’s six business units.

About Bonfire

Bonfire, a leader in strategic sourcing and procurement technology, empowers organizations to make the right purchasing decisions. With tools to support the entire vendor lifecycle (sourcing, contract management, and vendor performance), Bonfire goes beyond traditional mechanics to make complex decision making easy. Bonfire works the way you do on a single cloud platform designed to unite stakeholders, absorb compliance requirements, and facilitate advanced evaluation techniques. The combination of flexible technology with world-class customer service makes Bonfire the solution of choice for both public and private sector organizations of all sizes around the globe. Bonfire was named as a 2018 Gartner Cool Vendor.

About CityBase

CityBase gives people and businesses an intuitive way to interact with utilities and government agencies. CityBase’s technology dramatically improves constituent services through payment solutions, digital services and API development for cities, states and utilities.

About eCivis

Since 2000, eCivis has been the most trusted and widely used SaaS grant management system by state, local and tribal governments. eCivis helps thousands of government agencies maximize their grant revenues, track their financial and program performance, prepare cost allocation plans and budgets, and access free open data tools to make sense of Federal data.

About Open Counter

Open Counter builds user-friendly software to guide applicants through complex permitting and licensing procedures, guiding applicants through the process by estimating the total fees and requirements for the project, and allowing applicants to apply and pay for permits online.

About Questica

Questica’s budget preparation and management software suite – Questica Budget – Integrates with more than 25 financial systems and other systems. This ensures organizations can access all the information they need to develop, track, monitor and adjust their budgets, plus report out to stakeholders when and to who they need to. Questica Budget Suite’s Operating, Salary, Capital and Performance modules ensure public sector organizations have a clear view into their budgets, forecasts and expenditures, thus enabling those organizations to deliver on their financial and non-financial strategic objectives. Additionally, Questica’s easy-to-use OpenBook transparency and data visualization software can be used to share an organization’s financial and non-financial information with both its internal and external stakeholders.

About Sherpa

Sherpa is a provider of public sector budgeting software and consulting services. Sherpa’s highly-configurable software enables rapid and collaborative implementations. Clients have benefitted from a unique deployment model, staffing projects with consultants averaging 20 years of experience and having one project team from sales through implementation to post-implementation support.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The company’s actual results may differ from its expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the company’s expectations with respect to future performance and anticipated impacts of the business combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the risk that the business combination disrupts current plans and operations; (2) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the company to grow and manage growth profitably and retain its key employees; (3) costs related to the business combination; (4) the outcome of the New York and California lawsuits among the company, OpenGov, Inc. and the other parties thereto, as well as any other legal proceedings that may be instituted against the company in connection with the business combination; (5) the inability to maintain the listing of the company’s common stock on The Nasdaq Stock Market; (6) changes in applicable laws or regulations; (7) the possibility that the company may be adversely affected by other economic, business, and/or competitive factors; (8) any government shutdown which impacts the ability of the company’s customers to purchase its products and services; and (9) other risks and uncertainties included in the company’s prospectus on Form 424B4 filed with the SEC on June 6, 2019, including those under “Risk Factors” therein, and in the company’s other filings with the SEC. We caution you that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based.

Presentation of Predecessor and Successor Financial Results

As a result of the business combination, GTY is the acquirer for accounting purposes and Bonfire, CityBase, eCivis, Open Counter, Questica, and Sherpa are the acquirees and accounting predecessor. The company’s financial statement presentation distinguishes the company’s presentations into two distinct periods, the period up to the closing date (labeled “Predecessor”) and the period including and after that date (labeled “Successor”). The merger was accounted for as a business combination using the acquisition method of accounting, and the Successor financial statements reflect a new basis of accounting that is based on the fair value of the net assets acquired.

Use of Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared in accordance with U.S. generally accepted accounting principles, or GAAP, GTY has provided in this release certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP revenues, (ii) non-GAAP gross profit and non-GAAP gross margin, (iii) and non-GAAP loss from operations.

GTY’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating GTY’s ongoing operational performance and trends. However, it is important to note that particular items GTY excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP financial measures has been provided in the tables included as part of this press release. In addition, as the business combination occurred on February 19, 2019, GTY believes reviewing the operating results on a pro forma basis is more useful in discussing the overall operating performance when compared to the same period in the prior year. Therefore, to compare the nine months ended September 30, 2019 to 2018, the company combined the GAAP and non-GAAP financial measures of the Predecessor period from January 1, 2019 through February 18, 2019 and the Successor period from February 19, 2019 through September 30, 2019 (“S/P Combined 2019”).

Non-GAAP Revenues. Non-GAAP revenues are defined as GAAP revenues adjusted for the impact of purchase accounting resulting from its business combination which reduced its acquired contract liabilities to fair value. The company believes that presenting non-GAAP revenues is useful to investors as it eliminates the impact of the purchase accounting adjustments to revenues to allow for a direct comparison between current and future periods.

Non-GAAP Gross profit and Non-GAAP Gross margin. Non-GAAP gross profit is defined as GAAP gross profit adjusted for the impact of purchase accounting resulting its business combination. Non-GAAP gross margin is defined as non-GAAP gross profit divided by non-GAAP revenues. The Company believes that presenting non-GAAP gross profit and margin is useful to investors as it eliminates the impact of the purchase accounting adjustments to allow for a direct comparison between periods.

Non-GAAP Loss from operations. Non-GAAP loss from operations is defined as GAAP loss from operations adjusted for the impact of purchase accounting to revenues resulting from its business combination, the amortization of acquired intangible assets, stock-based compensation, acquisition related costs, and the change in fair value of contingent consideration. The company believes that presenting non-GAAP loss from operations is useful to investors as it eliminates the impact of certain non-cash and acquisition related expenses to allow a direct comparison of loss from operations between all periods presented.

Exhibit 1

GTY Technology Holdings, Inc.

Condensed Consolidated Statements of Operations

(in thousands)

(unaudited)

	Successor		Predecessor
	Three Months Ended	February 19, 2019 through	January 1, 2019 through	Three Months Ended	Nine Months Ended
	September 30, 2019	September 30, 2019	February 18, 2019	September 30, 2018	September 30, 2018
Revenues	$8,754	$20,034	$4,928	$7,617	$21,021
Cost of revenues	2,583	7,090	1,614	2,590	6,862
Gross Profit	6,171	12,944	3,314	5,027	14,159

Operating expenses
Sales and marketing (1)	3,549	9,086	1,394	2,329	5,975
General and administrative (1)	5,774	15,804	1,744	3,558	9,983
Research and development (1)	3,003	7,610	1,580	2,463	6,688
Amortization of intangible assets	3,830	9,395	-	-	-
Acquisition costs	442	33,191	151	1,635	1,635
Change in fair value of contingent consideration	(812)	(812)	-	-	-
Total operating expenses	15,786	74,274	4,869	9,985	24,281
Loss from operations	(9,615)	(61,330)	(1,555)	(4,958)	(10,122)

Other income (expense)
Interest income (expense)	(65)	248	(170)	(280)	(343)
Loss from repurchase of shares	(128)	(1,032)	-	-	-
Other income (loss)	(41)	141	12	(488)	239
Total other expense, net	(234)	(643)	(158)	(768)	(104)

Net loss before income taxes	(9,849)	(61,973)	(1,713)	(5,726)	(10,226)
Benefit from (provision for) income taxes	1,149	2,819	-	(658)	(658)
Net loss	(8,700)	(59,154)	(1,713)	(6,384)	(10,884)

Other comprehensive loss
Foreign currency translation gain	75	261	-	-	-
Total other comprehensive loss	75	261	-	-	-
Comprehensive loss	$(8,625)	$(58,893)	$(1,713)	$(6,384)	$(10,884)

Net loss	(8,700)	(59,154)	(1,713)	(6,384)	(10,884)

Cumulative preferred stock dividends	-	-	-	(336)	(857)
Deemed dividend for Exchangable Shares - Series C	-	(183)	-	-	-
Deemed dividend on Series Seed preferred stock	-	-	-	(37)	(37)
Net loss applicable to common shareholders	$(8,700)	$(59,337)	$(1,713)	$(6,757)	$(11,778)

Net loss per share, basic and diluted	$(0.17)	$(1.18)
Weighted average common shares outstanding, basic and diluted	52,148,047	50,316,808

(1) Amounts include share-based compensation expense as follows:
Sales and Marketing	$201	$1,463	$-	$-	$-
General and administrative	307	1,285	61	435	647
Research and development	48	119	-	-	-
Total share-based compensation expense	$556	$2,867	$61	$435	$647

Exhibit 2

GTY Technology Holdings, Inc.

Reconciliations of non-GAAP Financial Measures

(in thousands)

(unaudited)

	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
Revenues	$8,754	$8,246	$7,617
Purchase accounting adjustment to revenue	1,004	1,699	$-
Non-GAAP Revenues	$9,758	$9,945	$7,617

Gross Profit	$6,171	$5,315	$5,027
Purchase accounting adjustment to revenue	1,004	1,699	$-
Non-GAAP Gross Profit	$7,175	$7,014	$5,027

Gross Margin	70%	64%	66%
Non-GAAP Gross Margin	74%	71%	66%

Loss from operations	$(9,615)	$(11,247)	$(4,958)
Purchase accounting adjustment to revenue	1,004	1,699	$-
Amortization of intangibles	3,830	3,872	$202
Share-based compensation	556	1,760	$435
Acquisition costs	442	(2,280)	$1,635
Change in fair value of contingent consideration	(812)	-	$-
Non-GAAP Loss from operations	$(4,595)	$(6,196)	$(2,686)

Exhibit 2 (Continued)

GTY Technology Holdings, Inc.

Reconciliations of non-GAAP Financial Measures (Continued)

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2019	2018
Revenues - Successor Period	$20,034	$-
Revenues - Predecessor Period	4,928	21,021
Pro forma as Adjusted Revenues	24,962	21,021
Purchase accounting adjustment to revenue	3,575	-
Non-GAAP Pro forma as Adjusted Revenues	$28,537	$21,021

Gross Profit - Successor Period	$12,944	$-
Gross Profit - Predecessor Period	3,314	14,159
Pro forma as Adjusted Gross Profit	16,258	14,159
Purchase accounting adjustment to revenue	3,575	-
Non-GAAP Pro forma as Adjusted Gross Profit	$19,833	$14,159

Gross Margin - Successor Period	65%
Gross Margin - Predecessor Period	67%	67%
Pro forma as Adjusted Gross Margin	65%	67%
Non-GAAP Pro forma as Adjusted Gross Margin	69%	67%

Loss from operations - Successor Period	$(61,330)	$-
Loss from operations - Predecessor Period	(1,555)	(10,122)
Pro forma as Adjusted Loss from operations	(62,885)	(10,122)
Purchase accounting adjustment to revenue	3,575	-
Amortization of intangibles	9,427	301
Share-based compensation	2,928	647
Acquisition costs	33,342	1,635
Change in fair value of contingent consideration	(812)	-
Non-GAAP Pro forma as Adjusted Loss from operations	$(14,425)	$(7,539)

Exhibit 3

GTY Technology Holdings, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	Successor	Predecessor
	September 30,	December 31,
	2019	2018
Current assets:
Cash and cash equivalents	$16,884	$13,217
Accounts receivable, net	8,732	5,988
Prepaid expenses and other current assets	1,577	2,648
Total current assets	27,193	21,853

Property and equipment, net	2,896	1,124
Intangible assets, net	123,631	1,564
Goodwill	332,976	2,518
Other assets	8,627	2,509
Total assets	$495,323	$29,568

Liabilities, Temporary Equity and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$5,372	$5,969
Contract liabilities	16,151	11,732
Contingent consideration - current portion	12,208	-
Other current liabilities	2,384	675
Total current liabilities	36,115	18,376

Contract and other long-term liabilities	1,596	3,215
Deferred tax liability	37,089	-
Contingent consideration - less current portion	55,478	2,092
Other long-term liabilities	5,576	763
Total liabilities	135,854	24,446

Commitments and contingencies
Preferred stock	-	42,264

Shareholders’ equity (deficit):
Common stock	5	-
Exchangeable shares	45,681	-
Acquired Companies' common stock	-	148
Additional paid in capital	367,194	7,835
Accumulated other comprehensive loss	261	(174)
Treasury stock	(5,160)	-
Accumulated deficit	(48,512)	(44,951)
Total shareholders' equity (deficit)	359,469	(37,142)
Total liabilities, temporary equity and shareholders’ equity (deficit)	$495,323	$29,568

Company Contacts:

Carter Glatt

Senior Vice President, Corporate Development, GTY

carter@gtytechnology.com

(702) 945-2898